Exhibit 10.1.10

PERFORMANCE SHARE AGREEMENT

PURSUANT TO THE
GREAT PLAINS ENERGY INCORPORATED
LONG-TERM INCENTIVE PLAN
EFFECTIVE MAY 7, 2002 (THE PLAN)

THIS AGREEMENT dated as of February 6, 2007, and entered into, in duplicate by and between GREAT PLAINS ENERGY INCORPORATED (the Company) and _______________ (the Grantee).

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth in the Plan; and

WHEREAS, the Grantee is employed by the Company or one of its subsidiaries in a key capacity, and the Company desires to (i) encourage the Grantee to acquire a proprietary and vested long-term interest in the growth and performance of the Company, (ii) provide the Grantee with the incentive to enhance the value of the Company for the benefit of its customers and shareholders, and (iii) encourage the Grantee to remain in the employ of the Company as one of the key employees upon whom the Company’s success depends;

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.
Performance Share Award. The Company hereby grants to the Grantee _______ Performance Shares for the three-year period ending 2009 (the Award Period). The Performance Shares may be earned based upon the Company’s performance as set forth in Appendix A.

2.	Terms and Conditions. The grant of Performance Shares is subject to the following terms and conditions:

a.
Payment of Award. As soon as practicable after the end of the Award Period, the Compensation and Development Committee of the Board of Directors (the Committee) shall for purposes of this Agreement determine the Company’s performance as set forth in Appendix A. The number of performance shares shall be adjusted in accordance with the provisions provided in Appendix A.

b.
Form of Payment. The payment to which Grantee shall be entitled at the end of an Award Period will be equal to the Fair Market Value of the number of shares of the Company’s Common Stock equal to the number of Performance Shares earned. Payment will be made in Common Stock unless the Committee deems otherwise. The number of shares of Common Stock to be paid to Grantee will be determined by dividing the portion of the payment not paid in cash by the Fair Market Value of the Common Stock on the date on which the date of Performance Share Award as set forth in Appendix B hereto.

c.	In the event the Grantee leaves the employment of the Company before the end of the Performance Period, the Performance Shares are subject to forfeiture as set forth in the Plan.

3.Dividend Rights. Any dividends paid will accrue quarterly on the Performance Shares in a nominal account. The Grantee shall be entitled to receive at the end of the Award Period these quarterly dividends on the number of Performance Shares earned. The dividends on the Performance Shares will be paid in cash unless the Committee deems otherwise.

4.
Change In Control. In the event of a Change in Control, as defined in the Plan, the Performance Shares and dividend shares accrued thereon shall be deemed to have been fully earned and payable as set forth in Section Eleven of the Agreement.

5.	Notices. Any notice hereunder to the Company shall be addressed to the Offices of the Corporate Secretary.

GREAT PLAINS ENERGY INCORPORATED

By: ________________________________
Michael J. Chesser

_______________________________
Grantee

APPENDIX A

Great Plains Energy Incorporated
(Great Plains Energy)
Long-Term Incentive Plan

Performance Criteria for the 2007-2009 Plan

The performance criteria is total shareholder, compared to, and measured against, the performance of other companies within a peer group consisting of the Edison Electric Institute’s (EEI) index of electric utilities. Upon the expiration of the Award Period, the Committee will compare the Company’s total shareholder return with the total shareholder return of the companies within the peer group index and determine the Company’s percentile ranking within the peer group during the Award Period.

Total Shareholder Return Percentile Rank	Percentage Payout
81st and Above	200%
65th to 80th	150%
50th to 64th	100%
35th to 49th	50%
34th and Below	0

There will not be any payment of performance shares for a negative return over the 3-year performance period.

APPENDIX B

EXAMPLE:

Grant:	1,000 Performance Shares

Fair Market Value of common stock at time of grant:	$30

Fair Market Value of common stock at end of Award Period:	$40

Performance at Target (100%)	All Performance Shares Are Earned

1,000 x $40 = $40,000

$40,000 ÷ $30 = 1,333 shares of common stock